UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (202) 467-6868
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2020, Samuel M. Guzman, Jr. notified Liquidity Services, Inc. (the “Company”) of his intention to resign as Vice President and Chief Accounting Officer, effective August 7, 2020, in order to pursue another opportunity. Mr. Guzman’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

The Company has commenced a search for a new Chief Accounting Officer. Mr. Michael Patrick, Sr. Director, SEC Reporting, Technical Accounting and SOX, will assume Mr. Guzman’s duties on an interim basis effective August 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2020      LIQUIDITY SERVICES, INC.
          (Registrant)

By:   /s/ Mark A. Shaffer___________
Name:  Mark A. Shaffer
Title: Vice President, General Counsel and Corporate Secretary